UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2016

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2016, Frontier Communications Corporation announced the closing of its $10.54 billion acquisition, pursuant to the previously announced February 5, 2015 Securities Purchase Agreement, of Verizon Communications, Inc.’s wireline operations providing services to residential, commercial and wholesale customers in California, Texas and Florida.

Frontier exercised its right under its previously disclosed August 12, 2015 delayed-draw Credit Agreement to increase the size of the facility to $1.625 billion. In connection with the closing of the acquisition, Frontier drew $1.55 billion under that facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

A copy of Frontier’s press release announcing the completion of the acquisition is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Frontier issued April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: April 1, 2016	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and Secretary